SPECTRAL CAPITAL CORP. (FCCN)

ADDENDUM to Offer Letter: Compensation

Date: June 20, 2024

Samson Lee
Address:

Dear Mr.Lee,

I am pleased to present the proposed Independent Board Member Vesting Plan, which has been meticulously designed to align with our company’s growth strategy and long-term objectives. The details of the plan are as follows:

Equity Compensation:

•Stock Options: You are granted 30,000 stock options with an exercise price set at the current market price as of the date this document is signed.

Vesting Schedule:

•Vesting Period: A 4-year vesting period with monthly vesting.

•Monthly Vesting: The options will vest monthly at a rate of 625 options per month over the next four years, starting from the grant date.

•Accelerated Vesting: 25% of the options will vest immediately upon achieving specific company milestones.

Annual Refresh Grants:

•Additional Grants: You will receive additional grants of 8,000 stock options each year, subject to a similar vesting schedule (667 options per month).

Cash Compensation:

•Year 1: $25,000 annual cash retainer, paid quarterly ($6,250 per quarter).

•Year 2 Onwards: $50,000 annual cash retainer, paid quarterly ($12,500 per quarter).

Spectral Capital Corporation	1

SPECTRAL CAPITAL CORP. (FCCN)

Board Meeting Fees:

•Per-Meeting Fee: $2,000 per board meeting attended.

Sample Monthly Vesting Schedule:

Year	Monthly Vesting	Options Vested Per Month	Total Options Vested Annually
1	625 options	625	7,500
2	625 options	625	7,500
3	625 options	625	7,500
4	625 options	625	7,500

Summary:

Year 1:

•Stock Options: 7,500 options vested (625 options per month).

•Cash Retainer: $25,000 annually, paid quarterly ($6,250 per quarter).

•Board Meeting Fees: $2,000 per meeting.

Year 2 and Beyond:

•Stock Options: 7,500 options vested annually (625 options per month).

•Additional Stock Options: Annual refresh of 8,000 options, vesting at 667 options per month.

•Cash Retainer: $50,000 annually, paid quarterly ($12,500 per quarter).

•Board Meeting Fees: $2,000 per meeting.

This plan ensures that you remain incentivized to contribute to our company’s long-term success, while also providing competitive compensation that aligns with industry standards and our financial strategy.

As the CEO, I am deeply committed to working with you to grow this plan as our company grows. Your expertise and dedication are invaluable to our continued success, and I am confident that this plan will serve as a strong foundation for our future achievements.

Spectral Capital Corporation	2

SPECTRAL CAPITAL CORP. (FCCN)

Please review the details and let me know if you have any questions or require further clarification. I look forward to your confirmation and to our continued collaboration.

Warm regards,

Jenifer Lyn Osterwalder
CEO
Spectral Capital Corporation

______________________________________________________________________________

Commitment Statement: I, Jenifer Lyn Osterwalder, as CEO of Spectral Capital, am committed to working closely with you to ensure the success and growth of this vesting plan as our company continues to expand.

______________________________________________________________________________

Acceptance:

I, Samson Lee, accept the terms of the Independent Board Member Vesting Plan as outlined above.

______________________________________________________________________________

__________________________________

Samson Lee
Date: ________________

______________________________________________________________________________

Spectral Capital Corporation	3